UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2009

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Officer Compensation

On November 19, 2009, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Idaho Power Company (“IPC”), the Board increased Daniel B. Minor’s annual base salary from $290,000 to $340,000 and increased his 2009 target short-term incentive award opportunity under the IDACORP, Inc. Executive Incentive Plan (“EIP”) from 40 percent of annual base salary to 50 percent of annual base salary.  The compensation increases were effective as of October 3, 2009, and were in connection with Mr. Minor’s promotion effective October 1, 2009 from Senior Vice President-Delivery of IPC to Executive Vice President-Operations of IPC.  Based on the $340,000 base salary level and 50 percent incentive award opportunity prorated as of October 3, 2009, Mr. Minor’s 2009 award opportunities under the EIP have increased from $58,000 to $64,658 for threshold performance, $116,000 to $129,315 for target performance, and $232,000 to $258,630 for maximum performance.  There were no long-term incentive award opportunity increases for 2009.

Amendments to Security Plan for Senior Management Employees II

On November 18, 2009, the Committee amended the Security Plan for Senior Management Employees II (the “SMSP”), which provides certain key employees of IPC, its subsidiaries and affiliates with supplemental retirement benefits.  The Board approved the SMSP, as amended, at its meeting held on November 19, 2009.

As amended, the SMSP limits eligibility to participate after December 31, 2009 to IPC officers and key employees with a pay grade of S4.  Key employees participating in the SMSP as of December 31, 2009 may continue participating in the SMSP if they maintain a senior manager or officer pay grade during their continuous employment with IPC.  Before the SMSP was amended, key employees designated by their employers and approved by the SMSP’s administrative committee were permitted to participate in the SMSP.

Participants in the SMSP as of December 31, 2009 are 100 percent vested in their benefits.  Participants who become eligible for participation in the SMSP after December 31, 2009 (the “Post-2009 Participants”) become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Benefits under the SMSP are equal to the participant’s target retirement percentage multiplied by the participant’s final average monthly compensation, as defined in the SMSP, less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan and the Idaho Power Company Security Plan for Senior Management Employees I.  For participants in the SMSP as of December 31, 2009, the target retirement percentage is equal to six percent for each of the first 10 years of participation plus an additional one percent for each year in excess of 10 years, with a maximum target retirement percentage of 75 percent.  For Post-2009 Participants, the target retirement percentage is equal to five percent for each of the first 10 years of participation plus an additional one percent for each year in excess of 10 years, with a maximum target retirement percentage of 65 percent.

Effective January 1, 2018, the reduced target retirement percentage will apply to all participants in the SMSP who are IPC officers or employees with a pay grade of S4, regardless of when they commenced participation in the SMSP, but this change will not reduce the benefits accrued by these participants as of December 31, 2017.  Effective as of December 31, 2017, the target retirement percentage accrued under the SMSP for all other participants will be frozen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  November 25, 2009

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer